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                                                                     EXHIBIT 8.1

            [LETTERHEAD OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON]

                                October 21, 1997

Unionamerica Holdings plc
London Underwriting Centre
3 Minster Court, Mincing Lane
London EC3R 7DD

               MMI Companies, Inc. and Unionamerica Holdings plc
                       Registration Statement on Form S-4

Dear Sirs:

    We have acted as special United States tax counsel to Unionamerica Holdings plc (the "Company") in connection with the Registration Statement on Form S-4 (the "Registration Statement") of MMI Companies, Inc. ("MMI") filed with the Securities and Exchange Commission on July 25, 1997, as amended on September 23, 1997, and October 21, 1997. Capitalized terms used but not defined herein have the meanings specified in the Registration Statement.

    Subject to the assumptions and limitations set forth therein and in this letter, we hereby confirm to you our opinion as set forth in the Registration Statement in the discussion under the heading "The Offer--Tax Consequences of the Offer--U.S. Taxation."

    In connection with this opinion, we have assumed the following:

    (1) The Proposed Acquisition will be effected in accordance with the Acquisition Agreement.

    (2) The facts, representations and covenants contained in letters to us from the Company dated October 21, 1997, MMI dated October 21, 1997, UA Partners, L.P. dated October 15, 1997, Keystone, Inc. dated October 15, 1997, and Centre Reinsurance Limited dated October 10, 1997, were true and correct when made and will remain true and correct through the consummation of the Proposed Acquisition.

    (3) The Minimum Acceptance Condition has not been waived.

    (4) All acquisitions by MMI of Company stock, including the acquisition of remaining Unionamerica ADSs after the Expiration Date in a Compulsory Acquisition or otherwise, will be made solely in exchange for MMI voting stock.

    (5) The IRC Voting Provisions and the Section 212 Provisions will not apply to any shares of Company stock on the Expiration Date.
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    We hereby consent to the filing of this opinion with the Securities and
Exchange Commission as an exhibit to the Registration Statement and the references to us under the headings "Prospectus Summary-- Tax Consequences of the Offer" and "The Offer--Tax Consequences of the Offer--U.S. Taxation." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under the Securities Act of 1933 or the Securities Exchange Act of 1934 or the rules and regulations promulgated thereunder.

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                                         Very truly yours,

                                             /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                                         ----------------------------------------------------
                                               Paul, Weiss, Rifkind, Wharton & Garrison
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